Exhibit 3.7
DEAN HELLER
Secretary of State
284 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz


     Certificate of Designation                          FILED # C5713-99
     (PURSUANT TO NRS 78.1955)                             SEP 29 2004
                                                         IN THE OFFICE OF
                                                           DEAN HELLER
                                                 DEAN HELLER, SECRETARY OF STATE

                                                        ABOVE SPACE IS FOR
                                                        OFFICE USE ONLY

Important: Read attached instructions before completing form.

                           Certificate of Designation
                           --------------------------
                         For Nevada Profit Corporations
                         ------------------------------
                            (Pursuant to NRS 78.1955)

1.   Name of corporation:
PALOMAR ENTERPRISES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

     Series A Preferred Stock to consist of 10,000,000 shares:
     1. Dividends. Except as provided herein, the holders of the outstanding shares of the Series A Preferred Stock shall be entitled to receive cash, stock, or other property, as dividends when, as, and if declared by the Board of Directors of the Company. If shares of the Series A Preferred Stock or the Common Stock are to be issued as a dividend, any such shares shall be issued at Market Value. "Market Value" for the Common Stock for the purposes of this Certificate of Designation shall mean the average of the bid and ask prices for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors. "Market Value" with respect to any shares of the Series A Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.

2. Redemption Rights. Subject to the applicable provisions of Nevada law, the Company, at the option of its directors, and with the consent of a majority of the stockholders of the Series A Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series A Preferred Stock (CONTINUATION ATTACHED)

3.   Effective date of filing (optional):

4.   Officer Signature: /s/ Steve Bonenberger

Filing Fee: $175.00
     IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

     SUBMIT IN DUPLICATE

     This form must be accompanied by appropriate fees. See attached fee schedule.


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